Exhibit 99.2

Reconciliation of GAAP to Non-GAAP Financial Measures for the Quarter Ended March 31, 2005

The following tables present a pro forma version of our revenues, gross profit, net income and earnings per share (basic and diluted) to illustrate our results from operations excluding the recorded non-cash sales discount relating to the warrants held by Quest. The tables present the most comparable GAAP measure to each non-GAAP measure, as well as the reconciliation to the corresponding GAAP measure. Our management believes that these non-GAAP financial measures provide a useful measure of our results of operations, excluding discounts that are not necessarily reflective of, or directly attributable to, our operations. We believe that these non-GAAP measures will allow investors to monitor our ongoing operating results and trends, gain a better understanding of our period-to-period performance, and gain a better understanding of our business and prospects for future performance. These non-GAAP results are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from similar non-GAAP measures used by other companies.

Three months ended March 31, 2005

		Reconciliation:
		Add Back
		Non-Cash
	GAAP	Sales Discount	Non-GAAP

Revenues	$19,327	$432	$19,759
Gross profit	13,548	432	13,980
Net income	925	432	1,357
Earnings per share:
		$432 to revenues
Basic	$0.02	used in calculation	$0.04
		$432 to revenues
Diluted	$0.02	used in calculation	$0.03

Reconciliation of fiscal 2005 guidance for GAAP Earnings Per Share and Non-GAAP Earnings Per Share

	Low end of range	High end of range
Non-GAAP Earnings Per Share	$0.12	$0.19
Non-cash sales discount	$0.04	$0.04

GAAP Earnings Per Share	$0.08	$0.15

The fiscal 2005 guidance constitutes forward-looking statements that involve risks and uncertainties that could cause actual results and outcomes to differ from what is expressed in those forward-looking statements. Please see the factors discussed relating to forward-looking statements contained in the press release filed as Exhibit 99.1 to this Report on Form 8-K.